Exhibit 5.1
JONES DAY
NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190
TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212
October 13, 2009
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
Re: Registration Statement on Form S-3 filed by Developers Diversified Realty Corporation for the benefit of Selling Security Holders
     Ladies and Gentlemen:
     We have acted as counsel for Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), in connection with the registration for resale by certain of the Company’s security holders identified in the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”) of 32,858,732 common shares, par value $0.10 per share (the “Common Shares”), of the Company held by the selling security holders (the “Purchased Shares”) and 10,000,000 Common Shares issuable upon exercise of warrants, dated as of May 11, 2009 (the “May Warrants”) and September 18, 2009 (together with the May Warrants, the “Warrants”), held by the selling security holders (the “Warrant Shares”). The Purchased Shares and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The Purchased Shares have been validly issued and are fully paid and nonassessable.
2.	The Warrant Shares, when issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.
     The opinions expressed herein are limited to the laws of the State of Ohio as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
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Developers Diversified Realty Corporation
October 13, 2009

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day